    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 2000
                      REGISTRATION NO. 333-- ______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  DELIA*S INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             13-3914035
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                                435 HUDSON STREET
                            NEW YORK, NEW YORK 10014
                                 (212) 807-9060
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                            TIMOTHY B. SCHMIDT, ESQ.
                                435 HUDSON STREET
                            NEW YORK, NEW YORK 10014
                                 (212) 807-9060
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)


                          COPIES OF COMMUNICATIONS TO:
                            JEFFREY A. HORWITZ, ESQ.
                               PROSKAUER ROSE LLP
                                  1585 BROADWAY
                          NEW YORK, NEW YORK 10036-8299
                                 (212) 969-3000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement has been declared effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS OF     AMOUNT TO BE         PROPOSED MAXIMUM         PROPOSED MAXIMUM        AMOUNT OF
    SECURITIES TO BE         REGISTERED         AGGREGATE OFFERING       AGGREGATE OFFERING   REGISTRATION FEE
       REGISTERED                                PRICE PER UNIT (1)           PRICE (1)
----------------------------------------------------------------------------------------------------------------
Common Stock, par value         174,550              $7.34375                   $1,281,852          $339
$.01 per share
-----------------------------------------------------------------------=========================================

(1) Estimated solely for the purpose of calculating the fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices of the Registrant's Common Stock reported on The Nasdaq Stock Market on January 18, 2000.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS


                           174,550 SHARES OF COMMON STOCK


                                  DELIA*S INC.




The selling stockholders identified in this prospectus are offering up to 174,550 shares of our common stock. Our common stock is traded on the Nasdaq National Market under the symbol "DLIA". The last reported sale price for our common stock on the Nasdaq National Market on January 18, 2000 was $7.4375.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITY AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                        PROSPECTUS DATED JANUARY 19, 2000

                                TABLE OF CONTENTS

                                  PAGE

Forward Looking Statements        2

The Company                       2

Risk Factors                      4

Selling Stockholder               9

Plan of Distribution             10

Legal Opinion                    11

Experts                          11

How to Obtain More Information   12


         No dealer, salesperson or any other person has been authorized to give any information or make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Stockholder. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                           FORWARD LOOKING STATEMENTS

     STATEMENTS CONTAINED IN, OR INCORPORATED BY REFERENCE IN, THIS PROSPECTUS MAY BE FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 27A OF THE AMENDED SECURITIES ACT OF 1933 AND SECTION 21E OF THE AMENDED SECURITIES EXCHANGE ACT OF 1934). WHEN USED IN THIS DOCUMENT AND IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE WORDS "BELIEVE," "PLAN," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH APPLY ONLY AS OF THE DATE OF THIS DOCUMENT OR THE DATE OF THE DOCUMENT INCORPORATED HEREIN BY REFERENCE, AS APPLICABLE. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN THE FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS; CHANGES IN CONSUMER SPENDING PATTERNS; INCREASES IN THE COST OF MATERIALS, PRINTING, PAPER, POSTAGE, SHIPPING AND LABOR; TIMING OF CATALOG MAILINGS; CUSTOMER RESPONSE RATES; OPPORTUNITIES TO EXPAND AND THE ABILITY TO INCREASE COMPARABLE STORE SALES; LEVELS OF COMPETITION; DIFFICULTIES IN INTEGRATING ACQUISITIONS; THE ABILITY TO LOCATE AND OBTAIN ACCEPTABLE STORE SITES AND LEASE TERMS OR RENEW EXISTING LEASES; THE ABILITY TO OBTAIN ADDITIONAL CAPITAL TO FUND THE BUILD-OUT OF NEW STORES; ACCEPTANCE OF NEW RETAIL CONCEPTS; ADVERSE WEATHER CONDITIONS, CHANGES IN WEATHER PATTERNS AND OTHER FACTORS AFFECTING RETAIL STORES; AND OTHER FACTORS OUTSIDE OUR CONTROL. THESE FACTORS, AND OTHER FACTORS THAT APPEAR IN THIS PROSPECTUS OR IN OUR OTHER SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 31, 1999, COULD AFFECT OUR ACTUAL RESULTS AND COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY US OR ON OUR BEHALF.

     ALL REFERENCES IN THIS REPORT TO A FISCAL YEAR PRIOR TO FISCAL 1999 REFER TO THE YEAR ENDED JANUARY 31 FOLLOWING THE PARTICULAR CALENDAR YEAR (E.G., "FISCAL 1998" REFERS TO THE YEAR ENDING JANUARY 31, 1999). EFFECTIVE FEBRUARY 1, 1999, WE CHANGED OUR FISCAL YEAR TO END ON THE SATURDAY CLOSEST TO JANUARY 31 (E.G., "FISCAL 1999" REFERS TO THE FIFTY-TWO WEEKS ENDING JANUARY 29, 2000).

                                   THE COMPANY

         We are a teen-focused marketer of casual apparel, accessories, cosmetics, home furnishings and soccer merchandise. Through the dELiA*s catalog and Web site, which target girls and young women between the ages of 10 and 24 (an age group known as "Generation Y"), we are a leading direct marketer of casual apparel, related accessories and cosmetics focused on Generation Y. In February 1999, we opened our first full-priced dELiA*s store in New York. We opened four additional dELiA*s stores during the second quarter of fiscal 1999, six more stores during the third quarter and six more in the fourth quarter to date, bringing the total current number of full-price dELiA*s brand stores in operation to seventeen. We plan to continue the expansion of this concept through new store openings and the conversion of certain of our Screeem! and Jean Country stores. Through our TSI Soccer catalog, retail stores and Web site, we are a leading direct marketer and retailer of specialty soccer and other athletic merchandise to Generation Y boys and girls. Our other catalog titles include Contents, which offers home furnishings to Generation Y, and Droog, which offers apparel and accessories to Generation Y boys and young men. We also target pre-teen girls with our Storybook Heirlooms catalog.

         On April 14, 1999, we completed an initial public offering of approximately 4.8 million shares of Class A common stock of iTurf Inc., our Internet-focused subsidiary. iTurf used $17.7 million of the total $97.4 million in net offering proceeds to purchase 551,046 shares of dELiA*s common stock from dELiA*s, which we have treated as treasury stock in consolidation. As a result of the offering, we recognized a gain of approximately $70 million before taxes ($41 million after taxes). On September 1, 1999, iTurf acquired T@PONLINE.COM, Inc. in exchange for 1,586,996 newly issued shares of iTurf Class A common stock. In December, 1999, we converted 1,075,000 shares of our iTurf Class B common stock into Class A common stock and sold 325,000 of such shares in a private placement to Kistler Joint Venture and 750,000 of such shares to Deutsche Banc Alex. Brown pursuant to a registration statement under the Securities Act of 1933. We have registered for sale pursuant to the Securities Act an additional 925,000 shares of iTurf Class A common stock, to be issued upon conversion of shares of Class B common stock. As of the date hereof, we own approximately 60% of the value and approximately 90% of the vote of iTurf.

         We maintain our corporate and Internet headquarters and a telemarketing and customer service group in New York, New York, additional telemarketing and corporate facilities in Durham, North Carolina and a fulfillment facility for processing merchandise in Hanover, Pennsylvania. Our Storybook Heirlooms business is based in the San Francisco, California area.

         Our executive offices are located at 435 Hudson Street, New York, New York 10014, and our telephone number is (212) 807-9060.

                                  RISK FACTORS

         THE FOLLOWING RISK FACTORS RELATE TO OUR BUSINESS AND QUALIFY THE STATEMENTS MADE IN, OR INCORPORATED BY REFERENCE IN, THIS PROSPECTUS ABOUT OUR BUSINESS. THESE FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN FORWARD-LOOKING STATEMENTS MADE IN, OR INCORPORATED BY REFERENCE IN, THIS PROSPECTUS AND/OR PRESENTED ELSEWHERE BY MANAGEMENT FROM TIME TO TIME. THE SUBHEADINGS BELOW IDENTIFY THE RISKS DISCUSSED BUT CANNOT DO SO COMPLETELY. EACH SUBSECTION MAY RELATE TO MORE THAN ONE ASPECT OF OUR BUSINESS. ACCORDINGLY, YOU SHOULD CAREFULLY CONSIDER EACH RISK FACTOR IN EVALUATING OUR BUSINESS, ANY INVESTMENT IN US AND THE DESCRIPTIONS OF US CONTAINED IN, OR INCORPORATED BY REFERENCE IN, THIS PROSPECTUS. YOU SHOULD ALSO REVIEW OUR SEC FILINGS ON FORMS 10-Q, 10-K AND 8-K, PARTICULARLY THE SECTIONS ENTITLED "BUSINESS DESCRIPTION," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "RISK FACTORS" AND "OTHER EVENTS."

         HISTORICAL RESULTS MAY NOT BE INDICATIVE OF FUTURE RESULTS DUE TO SEASONAL, CYCLICAL AND QUARTERLY FLUCTUATIONS. We experience seasonal fluctuations in our merchandise sales and results of operations. In addition, due to the cyclical nature of the industry and our sensitivity to consumer spending patterns, purchases of apparel and accessories tend to decline during recessionary periods and may decline at other times. Our quarterly results may also fluctuate as a result of numerous factors, including:

     o general economic conditions;

     o changes in consumer spending patterns;

     o increases in the cost of materials, printing, paper, postage, shipping and labor;

     o the timing, quantity and cost of catalog and electronic mailings and the response rates to those mailings;

     o market acceptance of our merchandise (including new merchandise categories or products introduced);

     o opportunities to expand, including the ability to locate and obtain acceptable store sites and lease terms or renew existing leases, and the ability to increase comparable store sales;

     o levels of competition;

     o the timing of merchandise deliveries;

     o difficulties in integrating acquisitions;

     o adverse weather conditions, changes in weather patterns and other factors affecting retail stores; and

     o other factors outside our control.

         OUR GROWTH-STRATEGY MAY PRESENT FINANCIAL, OPERATIONAL, MANAGEMENT AND INVENTORY CHALLENGES. Our recent growth has placed significant demands on our management and other administrative, operational and financial resources. We intend to continue to pursue a growth-oriented strategy for the foreseeable future and our future operating results will largely depend on our ability to open and operate new retail stores and to manage a larger business. Our ability to make the capital improvements required to open new stores and to convert existing stores to the dELiA*s brand will require significant capital expenditures. There can be no assurance that we will be able to obtain adequate financial resources to fund continued growth at optimal levels. Managing our growth will require us to continue to implement and improve our operations and financial and management information systems and to continue to expand, motivate and effectively manage our workforce. Operation of new retail concepts and a greater number of new stores as well as expansion into new retail markets may present competitive and merchandising challenges that are different from those we currently encounter in our existing stores and markets and in our catalog business. In addition, expansion of our retail concepts within our existing markets may adversely affect the individual financial performance of existing stores or consolidated results. New stores may not achieve sales and profitability levels consistent with existing stores. Investments in infrastructure for our catalog, retail and Internet businesses will increase our operating expenses, which could have a material adverse effect on the results of our business if anticipated sales do not materialize. Furthermore, as our sales increase, we anticipate maintaining higher inventory levels. This anticipated increase in inventory levels will expose us to greater risk of excess inventories and inventory obsolescence, which would have a material adverse effect on our business.

         WE MAY FAIL TO ANTICIPATE AND RESPOND TO FASHION TRENDS. Our failure to successfully anticipate, identify or react to changes in styles, trends or brand preferences of our customers may result in lower revenue from reduced sales and promotional pricing. Our success depends, in part, on our ability to anticipate the frequently-changing fashion tastes of our customers, and to offer merchandise that appeals to their preferences on a timely and affordable basis. If we misjudge merchandise selection, our image with our customers would be materially adversely affected. Poor customer reaction to our products or our failure to effectively source these products would materially affect our business.

         WE MAY NOT BE ABLE TO ATTRACT NEW BUYERS TO REPLENISH OUR CUSTOMER BASE. Our customers are primarily teens and young adults. As these individuals age beyond their teens, they may no longer purchase products aimed at younger individuals. Accordingly, we must constantly update our marketing efforts to target new, prospective teen customers. Failure to do so would have a material adverse effect on our business.

         OUR CATALOG RESPONSE RATES MAY DECLINE. Response rates will usually decline when we mail additional catalog editions within the same fiscal period. In addition, as we continue to increase the number of catalogs distributed and mail our catalogs to a broader group of new potential customers, we have observed that these new potential customers respond at lower rates than our existing customers have historically responded. This trend in response rates has had and is likely to continue to have an adverse effect on our rate of sales growth and on our profitability.

         PROPOSED LEGISLATION MAY LIMIT OUR ABILITY TO CAPTURE CUSTOMER INFORMATION. Recently, there has been increasing public concern regarding the compilation, use and distribution of information about teens and children. Federal legislation has been introduced in the U.S. Congress that proposes restrictions on persons, principally list brokers, that sell, purchase or otherwise use for commercial purposes personal information about teens (under the age of 16) and children. List brokerage is not currently a material part of our business but we do market to persons whose names were derived from purchased or rented lists. We may increase our use of purchased and rented lists or, in the future, decide to increase our list brokerage business. Consequently, the proposed legislation, or other similar laws or regulations that may be enacted, could impair our ability to collect customer information, use that information in the course of our business or profit from future plans to sell customer information, which could have a material adverse effect on our business.

         FLUCTUATIONS IN COMPARABLE STORE SALES RESULTS. A variety of factors affect our comparable store sales, including among others, fashion trends, the general retail sales environment, our ability to efficiently source and distribute products, changes in our merchandise mix and our ability to execute our business strategy efficiently. Comparable store sales may fluctuate significantly, which could adversely affect our business.

         WE MAY FACE CHALLENGES IN IDENTIFYING, COMPLETING, INTEGRATING AND FINANCING ACQUISITIONS. We expect from time to time to consider making additional acquisitions within and outside the direct mail, retail and apparel and Internet industries, but may not be able to make these acquisitions, either on favorable terms or at all. In addition, recent acquisitions or future acquisitions may not prove successful.

         Acquisitions involve a number of special risks, including the diversion of management's attention to the integration of operations and the assimilation and retention of the personnel of acquired companies and potential adverse short-term effects on our operating results. In addition, we may require additional debt or equity financing for future acquisitions, which may not be available on favorable terms, or at all. Our inability to successfully finance, complete and integrate acquisitions in a timely manner could have a material adverse effect on our business.

         WE RELY ON THIRD PARTY SHIPPERS. We rely on third party shippers (including the United States Postal Service, United Parcel Service and FedEx) to ship merchandise to our customers and retail stores. Strikes or other service interruptions affecting our shippers would have a material adverse effect on our ability to deliver merchandise on a timely basis.

         WE DEPEND ON KEY VENDORS. Our business depends, in part, on our ability to purchase current-season brand-name apparel, accessories and soccer merchandise at competitive prices, in sufficient quantities and of acceptable quality. While no vendor accounted for more than 8% of our consolidated fiscal 1998 sales, two vendors accounted for approximately 60% of sales of our soccer business in fiscal 1998. One of those vendors, adidas, accounted for approximately 8% of our consolidated sales in fiscal 1998. We do not have a long-term contract with adidas or any other supplier. In addition, many of our smaller vendors have limited resources, production capacities and operating histories. The failure of key vendors to expand with us, the loss of one or more key vendors including adidas, a material change in our current purchase terms or a limitation on our ability to procure products could have a material adverse effect on our business.

         WE MAY FAIL TO RETAIN AND INTEGRATE OUR KEY PERSONNEL TO OPERATE OUR BUSINESS, AND WE MAY BE UNABLE TO HIRE AND RETAIN QUALIFIED PERSONNEL AS OUR BUSINESS GROWS. Our success depends upon the continued service of our key technical, sales and senior management personnel. Loss of the services of Stephen I. Kahn, Chairman of our board of directors and Chief Executive Officer, Evan Guillemin, President and Chief Financial Officer, Christopher
C. Edgar, Vice Chairman of our board of directors and Chief Operating Officer, or other key employees would have a material adverse effect on our business.

         Our success also depends on our ability to continue to attract, retain and motivate skilled employees. We may be unable to retain our key employees or attract, assimilate or retain other qualified employees in the future. Our business will be materially adversely affected if we fail to attract and retain key employees.

         OUR INDUSTRIES ARE HIGHLY COMPETITIVE. The apparel, accessories and soccer specialty merchandise industries are highly competitive, and we expect competition in these markets to increase. We compete with traditional department-store retailers, as well as specialty apparel, accessory, soccer and general athletic merchandise retailers, for teen and young-adult customers. We also compete with other direct marketers, some of which may specifically target our customers. Many of our competitors are larger than us and have substantially greater financial, distribution and marketing resources.

         There are few barriers to entry in the teen apparel and accessories market and in the soccer specialty market. We believe that our success in the teen apparel market has attracted other catalogers, store-based retailers and apparel manufacturers to this market. We could also face competition from manufacturers of apparel and accessories (including our current vendors), who could market their products directly to retail customers or make their products more readily available in other retail stores, through other catalogs or over the Internet. In addition, competitors could enter into exclusive distribution arrangements with our vendors and deny us access to their products. Increased competition could result in pricing pressures, increased marketing expenditures and loss of market share, and would have a material adverse effect on our business.

         Our industry is being affected by technological changes in distribution and marketing methods, such as on-line catalogs, retail kiosks and Internet shopping. We believe our success will depend, in part, on our ability to adapt to new technologies and to respond to competitors' actions in these areas. Adapting to new technologies could require significant capital expenditures.

         POSTAGE AND PAPER EXPENSES FLUCTUATE. Significant increases in paper or catalog delivery costs would have a material adverse effect on our business.

         WE RELY ON INFORMATION SYSTEMS WHICH ARE SUBJECT TO DISRUPTION. Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis, and to purchase and promote products, manage inventory, ship products, manage sales and marketing and maintain efficient operations through our telephone and management information systems. A significant disruption in our telephone and management information systems could adversely affect our relations with our customers and vendors and our ability to manage our operations. Furthermore, extended or repeated reliance on our back-up computer and telephone systems would have a material adverse effect on our business.

         WE MAY BECOME SUBJECT TO CURRENCY, POLITICAL, TAX AND OTHER UNCERTAINTIES AS WE EXPAND INTERNATIONALLY. We distribute our dELiA*s and Storybook Heirlooms catalogs in Japan and Canada and plan to explore distribution opportunities in other international markets. Our international business is subject to a number of risks of doing business abroad, including:

     o fluctuations in currency exchange rates;

     o the impact of recessions in economies outside the United States;

     o regulatory and political changes in foreign markets;

     o reduced protection for intellectual property rights in some countries;

     o potential limits on the use of some of our vendors' trademarks outside the United States;

     o exposure to potentially adverse tax consequences or import/ export quotas;

     o managing distribution abroad;

     o inconsistent quality of merchandise and disruptions or delays in shipping; and

     o difficulties in developing customer lists and marketing channels.

         In addition, some of our vendors procure products from outside the United States and we have begun to purchase merchandise for our dELiA*s-branded apparel directly from non-U.S. manufacturers. Furthermore, expansion into new international markets may present competitive and merchandising challenges different from those we currently face. We cannot assure you that we will expand internationally or that any such expansion will result in profitable operations.

         WE DEPEND ON INTELLECTUAL PROPERTY. The actions we take to establish and protect our trademarks and other proprietary rights may not prevent imitation of our products and services or infringement of our intellectual property rights by others. In addition, others may resist or seek to block sales of our products by claiming violation of their trademark and proprietary rights.

         WE MAY BE REQUIRED TO COLLECT SALES TAX. At present, we do not collect sales or other similar taxes in respect of direct shipments of goods to consumers into most states. However, various states have sought to impose state sales tax collection obligations on out-of-state mail-order and Internet companies. A successful assertion by one or more states that we should have collected or be collecting sales taxes on the direct sale of products would have a material adverse effect on our business.

         OUR PRINCIPAL STOCKHOLDER MAY EXERT CONTROL OVER OUR BUSINESS. As of December 31, 1999, Stephen I. Kahn, our Chairman and Chief Executive Officer, beneficially owned approximately 40% of the outstanding shares of our common stock, including shares he owns directly and additional shares covered by a stockholders agreement among some of our existing stockholders. Therefore, Mr. Kahn can control the election of our directors and the outcome of all issues submitted to a vote of our stockholders. The foregoing, together with provisions in our certificate of incorporation, may make it more difficult for a third party to acquire, and may discourage acquisition bids for, dELiA*s and could limit the price that investors might be willing to pay for shares of our common stock. In addition, a majority of stockholders may take any action in writing without a meeting according to Delaware law and our bylaws, which may allow Mr. Kahn to direct corporate action without advance notice to other stockholders.

         ANTI-TAKEOVER PROVISIONS MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK. Some provisions of our certificate of incorporation and bylaws may make it more difficult for a third party to acquire, or may discourage acquisition bids for, dELiA*s and could limit the price that investors might be willing to pay in the future for shares of our common stock. In addition, the rights of holders of our common stock will be subordinate to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future and that may be senior to the rights of the holders of common stock. Under certain conditions, Section 203 of the General Corporation Law of the State of Delaware would prohibit us from engaging in a "business combination" with an "interested stockholder" (in general, a stockholder owning 15% or more of our outstanding voting stock) for a period of three years from the date that the stockholder becomes an "interested stockholder."

         OUR STOCK PRICE HAS BEEN PARTICULARLY VOLATILE. Our stock price has fluctuated substantially since our initial public offering in December 1996. We believe factors such as actions of competitors and quarterly variations in operating results, as well as changes in market conditions, analysts' estimates and the stock market may cause the market price of our common stock to fluctuate significantly. Further, the stock market has historically experienced volatility that sometimes has been unrelated to a company's operating performance.

         YEAR 2000 PREPAREDNESS. Although no significant problems have been noted to date, the failure of our software or systems to recognize the year 2000 could prevent us from being able to process or fulfill orders from our customers or being able to distribute merchandise to stores in a timely manner and could disrupt our financial and management controls and reporting systems. Any such worst-case scenario, if not quickly remedied, would have a material adverse effect on our business.

         In addition, a significant portion of our merchandise sales are made with credit cards, and our operations may be materially adversely affected to the extent our customers are unable to use their credit cards due to Year 2000 issues that are not rectified by the customers' credit card vendors.

                               SELLING STOCKHOLDER

         The following table sets forth certain information as of the date of this Prospectus with respect to the Selling Stockholder. All of the shares to be sold by the Selling Stockholder are shares acquired by it in connection with the acquisition of the Screeem! and Jean Country retail chains by us. We will not receive any of the proceeds from the sales of shares by the Selling Stockholder. Beneficial ownership after the offering will depend on the number of shares sold by the Selling Stockholder.


                                            SHARES OF COMMON STOCK                     SHARES OF COMMON STOCK
                                              BENEFICIALLY OWNED                         BENEFICIALLY OWNED
                                               BEFORE OFFERING(1)        NUMBER OF       AFTER OFFERING(1)
                                            -----------------------      SHARES OF     ----------------------
                                                      PERCENTAGE           COMMON                PERCENTAGE
                                             NUMBER      OWNED          STOCK OFFERED   NUMBER      OWNED
                                             ------   ----------        -------------   ------   ------------
American Retail Enterprises, L.P. (2)        174,550  *                 174,550         0        0%

*Less than 1%.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this Prospectus.

(2) American Retail Enterprises, L.P. ("ARE") directly holds the shares listed opposite its name. Each of The Pants Set, Inc. ("Pants Set") and Landmark Pants Corp. ("Landmark"), as general partners of ARE, may be deemed to be the beneficial owner of all such shares for purposes of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). William R. Siegel ("Siegel"), as President of Pants Set and Vice President of Landmark, may be deemed to be the beneficial owner of all such shares for purposes of Rule 13d-3 under the Exchange Act. Ronald L. Lubel ("Lubel"), as President of Landmark, may be deemed to be the beneficial owner of all such shares for purposes of Rule 13d-3 under the Exchange Act. Each of Pants Set, Landmark, Siegel and Lubel disclaims any beneficial ownership of any such shares. All of the above-mentioned entities and persons disclaim group attribution.

         The Selling Stockholder provided certain administrative, warehousing and distribution services to Screeem! Inc. ("Screeem!"), a wholly-owned subsidiary of us, pursuant to a Transitional Services Agreement. Pursuant to such agreement, Screeem! paid $200,000 to the Selling Stockholder as consideration for certain administrative services to be provided between July 10, 1998 and January 31, 1999, and approximately 0.78 percent of retail sales of the Screeem! Business through January 31, 1999 as consideration for certain warehousing and distribution services.

          Gary Sugarman, the president of Screeem!, holds an indirect equity interest in ARE. Mr. Sugarman also holds options to purchase 250,000 shares of our common stock.

         The Selling Stockholder has licensed the Screeem!, Jean Country and American Rocket trademarks from a wholly-owned subsidiary of us for a period beginning July 10, 1998 and ending on January 31, 1999, subject, under certain circumstances, to an extension not to exceed 120 days. As consideration for such license, the Selling Stockholder paid a license fee of $150,000.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock covered by this Prospectus may be offered and sold from time to time by the Selling Stockholder. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholder may sell the shares being offered hereby on The Nasdaq Stock Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The shares may be sold by one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus; (c) an over-the-counter distribution in accordance with the rules of the Nasdaq Stock Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of such shares or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Common Stock in the course of hedging the positions they assume with Selling Stockholder. The Selling Stockholder may also sell the Common Stock short and redeliver the shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholder may also pledge such shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any shares of Common Stock covered by this Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         In effecting sales, brokers, dealers or agents engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. We will pay all expenses incident to the offering and sale of the shares of Common Stock covered by this Prospectus to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

         In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock covered by this Prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers.

         We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock covered by this Prospectus in the market and to the activities of the Selling Stockholder and their affiliates. In addition, we will make copies of this Prospectus available to the Selling Stockholder and have informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares of Common Stock covered by this Prospectus. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock covered by this Prospectus against certain liabilities, including liabilities arising under the Securities Act.

         At the time a particular offer of shares of Common Stock covered by this Prospectus is made, if required, a Prospectus Supplement will be distributed that will set forth the number of shares of Common Stock covered by this Prospectus being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

         The sale of shares of Common Stock covered by this Prospectus by the Selling Stockholder is subject to compliance by the Selling Stockholder with certain contractual restrictions with us. There can be no assurance that the Selling Stockholder will sell all or any of the shares of Common Stock covered by this Prospectus.

         We have agreed to indemnify the Selling Stockholder and any person controlling a Selling Stockholder against certain liabilities, including liabilities under the Securities Act. The Selling Stockholder has agreed to indemnify the Company and certain related persons against certain liabilities, including liabilities under the Securities Act.

         We have agreed with the Selling Stockholder to keep the Registration Statement of which this Prospectus constitutes a part effective for up to two years following the initial filing of the Registration Statement containing this Prospectus.

                                  LEGAL OPINION

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Timothy B. Schmidt, Esq., Senior Vice President, General Counsel and Secretary of the Company. Mr. Schmidt holds options to purchase 50,000 shares of Common Stock.


                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended January 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and refers to the report of other auditors), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of TSI Soccer Corporation for the fiscal year ended December 31, 1996 (consolidated with the financial statements of the Company) have been audited by BDO Seidman LLP, independent auditors, as stated in their report, which is incorporated herein by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1999, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         HOW TO OBTAIN MORE INFORMATION

         We have filed with the Securities and Exchange Commission a Registration Statement (of which this Prospectus is a part) on Form S-3 under the Securities Act of 1933 with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information regarding us and our Common Stock, reference is hereby made to the Registration Statement, to the documents incorporated by reference therein and herein and to the exhibits thereto. The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Commission. Such Registration Statement, reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of each such document may be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of the Commission's public reference facilities may be obtained by calling the Commission at (800) SEC-0330. The Commission also maintains a Website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The Common Stock is quoted for trading on The Nasdaq Stock Market and reports, proxy statements and other information concerning us may also be inspected at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         The following documents filed by us with the Commission are incorporated in this Prospectus by reference:

     (1)   Our Annual Report on Form 10-K for the year ended January 31, 1999.
     (2)   Our Amended Annual Report on Form 10-KA for the year ended
           January 31, 1999.
     (3)   Our Quarterly Report on Form 10-Q for the quarter ended
           October 30, 1999.
     (4)   Our Current Report on Form 8-K, dated May 17, 1999.
     (5)   Our Current Report on Form 8-K, dated August 12, 1999.
     (6)   Our Current Report on Form 8-K, dated September 7, 1999.
     (7)   Our Current Report on Form 8-K, dated November 17, 1999.
     (8)   Our Current Report on Form 8-K, dated December 7, 1999.
     (9) Our Definitive Proxy Statement dated July 6, 1999, mailed to shareholders in connection with our August 5, 1999 annual meeting.
     (10) The description of the Common Stock in our registration statement on Form 8-A (No. 000-21869).

         All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         We will furnish without charge to you, on the written or oral request, a copy of any or all of the documents incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Such requests should be directed to dELiA*s Inc., 435 Hudson Street, New York, New York 10014, Attention: Corporate Secretary, telephone number (212) 807-9060.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         ITEM 14.  Other Expenses of Issuance and Distribution

         An estimate of the fees and expenses of issuance and distribution (other than discounts and commissions) of the Common Stock offered hereby (all of which will be paid by the Company) is as follows:


         SEC registration fee            $   339
         Printing expenses                 4,000
         Legal fees and expenses          10,000
         Accounting fees and expenses     30,000
         Miscellaneous expenses            1,000

                  Total                  $45,339



         ITEM 15.  Indemnification of Directors and Officers

         The Company's bylaws provide that the Company shall indemnify each person who was or is a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigate (a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as director, officer, employee or agent, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid to or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and that indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that, subject to certain exceptions, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by that person, only if that proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred in the bylaws is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware, as amended from time to time, requires the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by that person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced, if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise.

         In addition, Article NINTH of the Company's certificate of incorporation provides that no director shall be personally liable for any breach of fiduciary duty. Article NINTH does not eliminate a director's liability (i) for a breach of his or her duty of loyalty to the Company or its stockholders, (ii) for acts of intentional misconduct, (iii) under Section 174 of the General Corporation Law of the State of Delaware for unlawful declarations of dividends or unlawful stock purchases or redemptions or
(iv) for any transactions from which the director derived an improper personal benefit.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgment, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         The Company has agreed to indemnify the Selling Stockholder against certain liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, if such indemnification is unavailable in respect of any such liabilities, to contribute to the amount paid or payable by the Selling Stockholder as a result of such liabilities.

         The Company maintains directors' and officers' liability insurance coverage.

         ITEM 16.  Exhibits and Financial Statement Schedules

         EXHIBIT NO.                  EXHIBIT DESCRIPTION
         5                            Opinion of Timothy B. Schmidt, Esq., Senior Vice President and General
                                      Counsel of the Company regarding legality of securities

         23.1                         Consent of Deloitte & Touche LLP

         23.2                         Consent of BDO Seidman, LLP

         23.3                         Consent of Timothy B. Schmidt, Esq. (included in the opinion filed as
                                      Exhibit 5)

         24                           Powers of Attorney (included on page II-4)

         ITEM 17.   Undertakings

         The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 19, 2000.

                                                     dELiA*s Inc.

                                      By  /s/ STEPHEN I. KAHN
                                        ----------------------------------------
                                        Stephen I. Kahn, Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stephen I. Kahn, Evan Guillemin, Christopher C. Edgar and Timothy B. Schmidt, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-3 of dELiA*s Inc., and any or all amendments (including post-effective amendments) thereto, relating to the offering of shares of its Common Stock, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURES                            TITLE                                DATE
/S/ STEPHEN I. KAHN
-------------------
Stephen I. Kahn            Chairman of the Board and Chief             January 19, 2000
                           Executive Officer (principal executive
                           officer)

/S/ EVAN GUILLEMIN
------------------
    Evan Guillemin         President, Chief Financial Officer and      January 19, 2000
                           Treasurer (principal financial and
                           accounting officer)


/S/ CHRISTOPHER C. EDGAR
------------------------
Christopher C. Edgar       Vice Chairman and Chief Operating Officer   January 19, 2000


/S/ CLARE R. COPELAND
---------------------
Clare R. Copeland          Director                                    January 19, 2000


/S/ S. ROGER HORCHOW
---------------------
S. Roger Horchow           Director                                    January 19, 2000


/S/ GERALDINE KARETSKY
----------------------
Geraldine Karetsky         Director                                    January 19, 2000


/S/ JOSEPH J. PINTO
-------------------
Joseph J. Pinto            Director                                    January 19, 2000



EXHIBIT NO.                              EXHIBIT DESCRIPTION
5                                        Opinion of Timothy B. Schmidt, Esq., Senior Vice
                                         President and General Counsel of the Company
                                         regarding legality of securities

23.1                                     Consent of Deloitte & Touche LLP

23.2                                     Consent of BDO Seidman, LLP

23.3                                     Consent of Timothy B. Schmidt, Esq. (included in the
                                         opinion filed as Exhibit 5)

24                                       Powers of Attorney (included on page II-4)
